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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Eastern Environmental Services, Inc.:

        (i) on Form S-8 (Registration Statement No. 33-25155),
        (ii) on Form S-8 (Registration Statement No. 33-21251),
        (ii) on Form S-8 (Registration Statement No. 33-37374),
        (iv) on Form S-8 (Registration Statement No. 33-45250),
        (v) on Form S-3 (Registration Statement No. 333-00283),
        (vi) on Form S-8 (Registration Statement No. 333-28627),
        (vii) on Form S-3 (Registration Statement No. 333-32361),
        (viii) on Form S-3 (Registration Statement No. 333-47089),
        (ix) on Form S-4 (Registration Statement No. 333-37845),
        (x) on Form S-8 (Registration Statement No. 333-48265),
        (xi) on Form S-3 (Registration Statement No. 333-49613), and
        (xii) on Form S-3 (Registration Statement No. 333-56247),

of our report dated April 18, 1998, except for Note 13, as to which the date is July 17, 1998 with respect to the financial statements of the Waste Management Division of Kimmins Recycling Corp. (a wholly-owned subsidiary of TransCor Waste Services, Inc.) included in Eastern Environmental Services, inc.'s Current Report on Form 8-K/A dated September 4, 1998 filed with the Securities and Exchange Commission.




Tampa, Florida
October 16, 1998